The Board of Directors
The Netplex Group, Inc.:

We consent to the use of our reports on: the consolidated financial statements of The Netplex Group, Inc. and subsidiaries (formerly CompLink, Ltd.) as of July 31, 1995, and for each of the years in the two year period ended July 31, 1995; the financial statements of The Netplex Group, Inc. (formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1995, and for the year then ended; the financial statements of America's Work Exchange, Inc. and subsidiary as of December 31, 1995, and for the year ended December 31, 1995 and the period from April 21, 1994 (inception) to December 31, 1994; and the financial statements of Software Resources of New Jersey, Inc. as of December
31, 1995, and for each of the years in the two year period ended December 31, 1995, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.





KMPG Peat Marwick
McLean, VA
November 19, 1996

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